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                                                                    EXHIBIT 99.1
For Immediate Release

Contacts:
European Inquiries                  U.S. Inquiries
------------------                  --------------
Richard Tinkler                     Jenna Lane
Burson-Marsteller London            Burson-Marsteller Chicago
011-44-20-7300-6247                 1-312-596-3466
richard_tinkler@uk.bm.com           jenna_lane@chi.bm.com


          WORLDPORT COMMUNICATIONS ACQUIRES VIS-ABLE INTERNATIONAL AB Purchase Extends WorldPort's Professional Services and Hosting Operations

     BUFFALO GROVE, IL - September 15, 2000 - Internet solutions provider WorldPort Communications Inc. (OTCBB: WRDP) today announced the acquisition of Sweden based VIS-Able International AB for approximately US$ 18 million in cash. VIS-Able is a leading professional services firm, specializing in complex systems development, consulting, WAP integration and Web hosting.

     With 61 professionals located in eight offices throughout Sweden, the U.S. and the UK, the VIS-Able acquisition gives WorldPort access to more than 3,500 customers, an additional fully operational data centre, expanded European reach and added Internet consulting and application design and development expertise.

     "We are excited by what the addition of VIS-Able means to WorldPort's growing business," said Michael E. Heisley, Chief Executive Officer for WorldPort. "VIS-Able significantly expands our geographic reach within Europe, provides us with a strong customer base, a pool of talented consultants, and an important sales channel for developing the complex Internet solutions market throughout Europe. Together this strengthens our position and gives us a greater range of services, which in turn will enable us to meet the growing needs of U.S. and European companies. Most importantly, it brings us one step closer to realizing our goal of becoming the leading provider of Internet solutions in Europe."

     VIS-Able's professional service customers include European leaders such as Ericsson, Volvo, ABB and IBM. Among the company's hosting clients, which comprise some of Europe's largest and most sophisticated customers, are Bonnier, Sweden's leading media group, E-Trade and Skanska, one the world's largest construction companies.

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     "VIS-Able is thrilled to join WorldPort's expanding team," said Gunnar
Nilsson, Managing Director of Vis-Able International. "The combination of professional services and hosting established by the acquisition is unprecedented in Europe and creates an expanded and scalable product mix designed to meet and exceed the evolving market needs of today's customers. We are looking forward to helping WorldPort become a leading Internet solutions provider."

     In addition to customer access, the acquisition provides WorldPort with an operational data centre in Sweden. This strategically located centre will be fully integrated with WorldPort's flagship Dublin SuperCentre, which is scheduled to open in early October. This extends WorldPort's reach across Europe and gives them an early foothold in the Swedish market, identified recently by Newsweek as one of Europe's most developed and savvy Internet markets. Internet penetration currently reaches 55 percent of Swedish households, the highest in Europe (Source: Eurostat). In addition, Forrester predicts that Scandinavia will have the highest broadband penetration levels in Europe by 2005, creating a demand for complex Internet content. The acquisition of VIS-Able means that WorldPort is poised to take advantage of this emerging opportunity.

     VIS-Able offers customers a complete portfolio of services ranging from consulting and complex systems development to web hosting. VIS-Able has developed a suite of data warehousing, e-commerce, and intranet/extranet applications, which are delivered using a standardized consulting approach. By packaging its software applications with well-defined consulting practices, VIS-Able is able to offer customers complete solutions faster and more cost-effectively than traditional consulting firms. Additionally, VIS-Able is a certified Microsoft Solution Provider and will bring a team of certified Microsoft and Oracle professionals to WorldPort.

     Arthur Andersen Corporate Finance served as advisor to the transaction for WorldPort and Booz Allen Hamilton and Catella Corporate Finance for VIS-Able.

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About WorldPort

     WorldPort is a full-service Internet Solutions Provider delivering market-defining Internet technologies, products and services for the European marketplace. In addition to Web-enabled solutions, WorldPort intends to provide a complete managed Web hosting services portfolio -- including network management, colocation services, internet connectivity, backups and disaster recovery -- providing end-to-end service to those who want to take full advantage of the new economy. WorldPort simplifies technology and enables companies to outsource their mission-critical Internet operations so they can grow their businesses efficiently and focus on what they do best.

Cautionary note: This press release may contain certain statements of a forward-looking nature relating to future events or business performance. Any such statements that refer to WorldPort's future business, operating results or other non-historical facts are forward looking and reflect WorldPort's current perspective of existing trends and information. These statements involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among other things, the factors detailed in WorldPort's filings with the Securities and Exchange Commission. These statements speak as of the date of this release, and WorldPort undertakes no obligation to update these statements in light of future events or otherwise.

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